Petrosearch Energy Corp.
675 Bering Drive                             FOR IMMEDIATE RELEASE
Houston, TX 77057
(713) 961-9337

INVESTOR RELATIONS CONTACTS                  PIEDMONT IR, LLC
COLE PATTERSON                               Keith Fetter or Darren Bankston
(713) 334-5123                               678-455-3696
Email:investor.relations@petrosearch.com     info@piedmontir.com
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PETROSEARCH ENERGY ANNOUNCES RESTRUCTURED AGREEMENT WITH HARDING COMPANY ON THE
BARNETT SHALE PROJECT

HOUSTON - SEPTEMBER 5, 2006 - PETROSEARCH ENERGY CORPORATION (OTCBB: PTSG) announced today that it has successfully restructured its Amended and Restated Program Agreement with Harding Company regarding Petrosearch's participation in the previously announced Barnett Shale project in the Fort Worth Basin of Texas. Terms of the restructured Agreement have streamlined the complexities of the previous agreement and improved Petrosearch's economic interests in this venture by eliminating the Company's obligation to advance certain future costs on behalf of Harding's interest and provides that Petrosearch will receive a 14 percent "heads up" working interest in all leasing and drilling activities. The Agreement has also amicably resolved previously contested issues leading to the dismissal of the arbitration proceedings.

Several horizontal wells have been drilled in the Barnett Shale project and are slated for completion and marketing into evacuation facilities upon the finalization by Exxon Mobil Corporation of the evacuation facilities, which are expected to be completed soon. In conjunction with the completion of the evacuation facilities, Petrosearch will continue its discussions with Exxon Mobil Corporation, Harding Company and third party project participants regarding the creation of the integrated venture previously announced which would hold the exploration and production assets as well as the related pipeline assets and activities. The Company anticipates a multi-rig program for the project during 2007 along with further expansion of its lease holdings inside the 5 county, 1.6 million acre Area of Mutual Interest.

Richard Dole, Chairman and CEO of Petrosearch stated, "This restructuring will facilitate the efforts of the working interest owners to both produce natural gas reserves found to date and to continue an accelerated drilling program for the project. It also benefits the Company directly by substantially reducing the amount of capital that would have been required in the early stages of the project without diminishing the Company's ownership interest. We are in a very attractive part of one of the most prolific natural gas producing basins in the U.S, are aligned with knowledgeable industry partners and have the unique advantage of being able to transport our natural gas production to markets. We expect this project to have a significant impact on our Company in the future."

ABOUT  PETROSEARCH

Petrosearch Energy Corporation, a Nevada corporation with executive offices in Houston, Texas, was created by a team of seasoned and successful oil and gas professionals for the purpose of finding and developing oil and gas reserves across the United States. Petrosearch is currently active in Texas, Oklahoma, North Dakota, Louisiana, and Mississippi. For more information please visit www.petrosearch.com.
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FORWARD  LOOKING  STATEMENTS

Statements contained herein and the information incorporated by reference herein may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Forward-looking statements can be identified by the use of forward-looking terminology such as, but not limited to, "may," "will," "expect," "anticipate," "estimate," "would be," "believe," or "continue" or the negative or other variations of comparable terminology. We intend such forward-looking statements to be covered by the safe harbor provisions applicable to forward-looking statements contained in Section 21E of the Exchange Act. Such statements (none of which is intended as a guarantee of performance) are subject to certain assumptions, risks and uncertainties, which could cause our actual future results, achievements or transactions to differ materially from those projected or anticipated. Such risks and uncertainties are set forth herein.

Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demands and acceptance, changes in technology, economic conditions, the impact of competition and pricing, and government regulation and approvals. Petrosearch cautions that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from those Petrosearch expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as our ability to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business.

Our expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. There can be no assurance, however, that our expectations, beliefs or projections will result, be achieved, or be accomplished.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no duty to update these forward-looking statements.


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